UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_______________________________

FORM 8-K

_______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

_______________________________

PEREGRINE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32839	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report) _______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2017, Peregrine Pharmaceuticals, Inc. (the “Company”) entered into a settlement agreement (the “Agreement”) with Ronin Trading, LLC, Ronin Capital, LLC, SWIM Partners LP, SW Investment Management LLC, John S. Stafford, III, Stephen White and Roger Farley (collectively, the “Ronin Group”). The Ronin Group beneficially owned approximately 9.6% of the outstanding shares of common stock of the Company (“Common Stock”) as of November 27, 2017.

Pursuant to the Agreement, on November 27, 2017, the Board of Directors of the Company (the “Board”) accepted the resignations of Steven W. King, Carlton M. Johnson, Jr., Eric S. Swartz and David H. Pohl from the Board, and the applicable committees thereof, and the Board of Directors of Avid Bioservices, Inc. and appointed each of Richard B. Hancock, Gregory P. Sargen, Joel McComb (collectively, the “Ronin Appointees”) and Joseph Carleone, Ph.D. to the Board to fill the resultant vacancies, each to serve until the Company’s next annual meeting of stockholders or until his earlier death, resignation, disqualification or removal.

Under the Agreement, so long as the Ronin Group has not breached the Agreement, the Company agreed to nominate the Ronin Appointees, together with Joseph Carleone, Ph.D. and incumbent directors Roger J. Lias, Ph.D., Mark R. Bamforth and Patrick D. Walsh, for election to the Board at the Company’s 2017 annual meeting of stockholders (the “2017 Annual Meeting”). Additionally, so long as the Ronin Group has not breached the Agreement, the Company agreed to nominate such number of Ronin Appointees to the Board at the Company’s 2018 annual meeting of stockholders (the “2018 Annual Meeting”) as is equal to the then-current number of authorized directors, minus one, divided by two.

Pursuant to the Agreement, the Ronin Group has agreed not to take the following actions, among others, prior to the date that is thirty (30) calendar days after the date of the 2018 Annual Meeting (the “Standstill Period”): (1) propose certain extraordinary transactions, (2) solicit proxies, (3) join any ”group” or voting arrangement, (4) call or seek to call a meeting of stockholders; (5) submit nominations for a contested election, (5) seek to control, change or influence the management, the Board or policies of the Company, (6) seek waivers or amendments to the Company’s governing documents, (7) initiate or institute certain litigation or other proceedings against the Company or any of its current or former directors or officers, or (8) encourage or support any other stockholder to take any of the foregoing actions.

Pursuant to the Agreement, if any of the Ronin Appointees is unable to serve as a director, resigns as a director or is removed as a director during the Standstill Period, Ronin may recommend another individual for appointment to the Board who meets certain criteria, including qualifying as “independent” under the rules of The NASDAQ Stock Market LLC, among others.

Under the Agreement, the Ronin Group has agreed to be present for quorum purposes at the 2017 Annual Meeting and all subsequent stockholder meetings during the Standstill Period and to vote all of the Common Stock beneficially owned by it in accordance with the Board’s recommendations with respect to nominees to the Board or any other matter at each such subsequent stockholder meeting, subject to certain exceptions.

During the Standstill Period, the Company and the Ronin Group have mutually agreed, subject to certain exceptions, not to make or cause to be made any statement or announcement that disparages, calls into disrepute, or otherwise defames or slanders the other party or any of its subsidiaries, affiliates, successors, assigns, officers, directors, board members, products or services.

In addition, the Company and the Ronin Group have agreed that the Company will reimburse the Ronin Group for its actual, reasonable and documented out-of-pocket expenses up to $75,000 incurred in connection with the Agreement and all related matters.

The Agreement contains various other representations and warranties, obligations and provisions applicable to the Company and the Ronin Group.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Pursuant to the Agreement, on November 27, 2017, the Board accepted the resignations of Steven W. King, Carlton M. Johnson, Jr., Eric S. Swartz and David H. Pohl from the Board and each of its committees, and appointed each of Richard B. Hancock, Gregory P. Sargen, Joel McComb and Joseph Carleone, Ph.D. to the Board to fill the resultant vacancies, each to serve until the Company’s next annual meeting of stockholders or until his earlier death, resignation, disqualification or removal.

Messrs. King, Johnson, Swartz and Pohl did not resign from the Board due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

None of Messrs. Hancock, Sargen or McComb or Dr. Carleone has engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company, and, other than the Agreement, there were no arrangements or understanding between Messrs. Hancock, Sargen or McComb or Dr. Carleone and any other persons pursuant to which such individual was selected as a director.

As non-employee directors, each of Messrs. Hancock, Sargen and McComb and Dr. Carleone will receive compensation under the Company’s non-employee director compensation program, which consists of an annual cash retainer, paid in monthly installments, of $55,000 per year and a separate annual cash retainer of $15,000 per each committee of the Board on which a non-employee director serves. Mr. Hancock will serve on the Board’s Compensation Committee, Mr. Sargen will serve on the Board’s Audit and Compensation Committees, Mr. McComb will serve on the Board’s Audit and Nominating and Corporate Governance Committees and Dr. Carleone will serve on the Board’s Audit and Compensation Committees and as Chairman of the Board. In addition, under the compensation program, each of Messrs. Hancock, Sargen and McComb and Dr. Carleone is eligible to receive a cash fee of $2,000 per day for each Board meeting attended, whether in-person or telephonically, and is entitled to receive a cash fee of $2,000 for each additional meeting attended in excess of four hours in length.

Pursuant to the non-employee director compensation policy, each of Messrs. Hancock, Sargen and McComb and Dr. Carleone, as a new director, was granted stock options from the Company’s existing stock incentive plans to purchase up to an aggregate of 75,000 shares of Common Stock at an exercise price equal to the closing price of Common Stock on November 27, 2017. The stock options will vest in equal monthly installments over a three (3) year period.

The Company will also enter into an indemnity agreement with each of Messrs. Hancock, Sargen and McComb and Dr. Carleone in the same form as its standard form of indemnity agreement with its other directors.

Item 7.01	Regulation FD.

On November 28, 2017, the Company and the Ronin Group issued a joint press release announcing the entry into the Agreement and the appointment of Messrs. Hancock, Sargen and McComb and Dr. Carleone to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in this Item 7.01 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

10.1	Settlement Agreement, dated November 27, 2017 by and among Peregrine Pharmaceuticals, Inc., Ronin Trading, LLC, Ronin Capital, LLC, SWIM Partners LP, SW Investment Management LLC, John S. Stafford, III, Stephen White and Roger Farley.

99.1	Press Release issued November 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: November 28, 2017	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Settlement Agreement, dated November 27, 2017 by and among Peregrine Pharmaceuticals, Inc., Ronin Trading, LLC, Ronin Capital, LLC, SWIM Partners LP, SW Investment Management LLC, John S. Stafford, III, Stephen White and Roger Farley.

99.1	Press Release issued November 28, 2017.

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